Exhibit 10(c)



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April 13, 1998



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, CO  80110

Re:   Variable Annuity-1 Series Account

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Prospectus for Variable Annuity-1 Series Account contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (Registration No. 333-01153) filed by Great-West Life & Annuity Insurance Company and Variable Annuity-1 Series Account with the Securities and Exchange Commission under the Securities Act of 1933, Investment Company Act of 1940 and the amendments thereto.

Sincerely,

/s/ Ruth B. Lurie

Ruth B. Lurie
Vice President, Counsel
and Associate Secretary